Exhibit 10.36

IMAGINE SYNDICATE MANAGEMENT LIMITED

-and-

CREDIT AGRICOLE ASSET MANAGEMENT (UK) LIMITED

DISCRETIONARY INVESTMENT

MANAGEMENT AGREEMENT

(PROFESSIONAL CLIENT)

THIS AGREEMENT is made on 28 January 2008 (the “agreement”).

BETWEEN

(1)	CREDIT AGRICOLE ASSET MANAGEMENT (UK) LIMITED a company incorporated in England whose registered office is at 41 Lothbury, London, EC2R 7HF (“CAAM”); and

(2)	IMAGINE SYNDICATE MANAGEMENT LIMITED a company incorporated in England whose registered office is at 70 Gracechurch Street, 4th Floor, London, EC3V OXL (the “Client”)

WHEREAS:

(A)	The Client wishes to appoint CAAM to act as the discretionary investment manager of the cash, securities and other assets contained in the Premiums Trust Funds referred to in Schedule 1 which are the property of syndicates of which the Client is the managing agent (the “Premiums Trust Funds”) and CAAM has agreed to accept such appointment on the terms and subject to the conditions set out herein.

(B)	CAAM provides services as an investment manager and is authorised and regulated by the Financial Services Authority (“FSA”)

1.	STATUS OF CLIENT

The Client will be treated as a Professional Client as defined in the FSA’s Handbook of Rules and Guidance (the “FSA Rules”).

2.	APPOINTMENT OF INVESTMENT MANAGER

2.1	The Client hereby appoints CAAM as discretionary investment manager of the cash, securities and other assets within the Premiums Trust Funds and such other cash, securities and other assets (together “investments”) as may be placed subject to the authority of CAAM for such purposes from time to time (the “Portfolio”).

2.2	In managing the Portfolio hereunder, CAAM will exercise due care and diligence and will perform its duties and exercise its powers and discretions hereunder in a manner which may reasonably be expected of a professional investment manager.

3.	THE PORTFOLIO

3.1	The Portfolio will initially comprise the investments identified in Schedule 1 which the Client has placed or will forthwith place with CAAM. These investments may be further sub-allocated to funds as specified by the Client (each a “Fund”). A general description of the nature and risks of the investments that may be held in the Portfolio is included at Schedule 3.

3.2	The Client may add to the Portfolio by notifying CAAM of the investments it proposes to add and the date on which it is proposed they should be added. CAAM shall confirm receipt of such notice to the Client and the investments concerned shall be treated as added to the Portfolio on the date on which the Custodian confirms to CAAM it has received them and is authorised to accept CAAM’s instructions in respect of them.

3.3	The Client may at any time and from time to time notify CAAM that the Client wishes to withdraw any cash, securities or other assets from the Portfolio, subject always to fulfilling existing trading commitments.

3.4	Any income arising from the investments in the Portfolio shall be retained in, and shall form part of, the Portfolio unless otherwise notified by the Client.

4.	INVESTMENT OBJECTIVES, RESTRICTIONS AND GUIDELINES

4.1	The investment objectives, restrictions and guidelines are set out at Schedule 2, as may be amended by agreement between CAAM and the Client from time to time (the “Investment Objectives”).

4.2	The Client may from time to time by reasonable notice in writing impose additional restrictions on the composition and balance of the Portfolio.

4.3	Upon receipt of such notification CAAM shall as soon as is reasonably practicable invest, realise or reinvest all or any part of the Portfolio in order to comply with such restrictions, but subject always to fulfilling existing trading commitments of the Client. While such restrictions are in force CAAM shall continue to comply with them.

4.4	Except for any restrictions agreed between the parties or notified in accordance with clause 4.1 and/or 4.2 there are no restrictions on the types of investments, within the Admissible Assets universe, in which the Client wishes to invest; on the value of any one investment or the proportion of the Portfolio which any one investment or any particular kind of investment may constitute; or on CAAM’s power to commit the Client to obligations to underwrite or sub-underwrite any issue or offer for sale of securities.

5.	SERVICES

5.1	CAAM may manage, invest, realise and reinvest all or any part of the Portfolio and may exercise all rights conferred by investments without prior reference to the Client and at its complete discretion, and may otherwise act at its discretion in relation to the Portfolio, in accordance with and subject to the Investment Objectives, Restrictions and Guidelines as specified in Schedule 2 and (subject as stated above) take any such actions as may appear to CAAM necessary or desirable for or incidental to such services.

5.2	CAAM shall exercise (or procure the exercise of) all voting rights exercisable in relation or attaching to securities in the Portfolio at its complete discretion, and may exercise or procure the exercise of all other powers and discretions (including, without limitation, rights of redemption and conversion) conferred on the registered holder or the beneficial owner of any securities in the Portfolio as freely as the Client itself could do, subject always to the Client’s specific instructions (if any).

5.3	CAAM shall act as agent for the Client and shall be entitled to deal through such brokers and with such counterparties and on such terms of trading as (in each case) it thinks fit. CAAM may, for credit and transaction settlement purposes, choose whether and when to disclose to any broker or counterparty that it is acting as agent and the name and address of its principal, the Client, or other relevant information regarding the funds managed on its behalf.

5.4	CAAM will seek to achieve the objectives specified in the Investment Objectives using all information available to it other than information which is obtained by it or any of its Associates in a capacity which imposes a duty (whether contractual, fiduciary or otherwise) not to disclose or use it for any other reason.

5.5	In effecting transactions for the Portfolio and subject to any express restrictions in Schedule 2, CAAM may deal over-the-counter or on such markets or exchanges as it thinks fit. The Client agrees that all transactions may be effected and cleared in accordance with the rules, regulations and customs of the relevant market, exchange or clearing house, and that CAAM may take all such steps as may be required or permitted by such rules, regulations and customs. CAAM may effect transactions in investments the prices of which may be the subject of stabilisation.

5.6	CAAM may delegate the performance of any of its services or obligations to any third party (including an Associate) as it may consider appropriate and on such terms as it thinks fit and may delegate the exercise of all or any of its powers, discretions and duties under this agreement to any other person including this power to delegate, provided that no agent may be appointed to manage any part of the Portfolio on a discretionary basis, and no delegate who is not an Associate of CAAM may be appointed to perform any of CAAM’s services or obligations, without the Client’s prior written consent. CAAM shall act in good faith and with due diligence in its choice and use of such delegates. CAAM remains responsible under the terms of this agreement notwithstanding any such delegation. The term “Associate” means in relation to CAAM any entity controlled, directly or indirectly by CAAM, any entity that controls CAAM, directly or indirectly, or any entity directly or indirectly under common control with CAAM. For this purpose, “control” means ownership of a majority of the voting power of an entity.

5.7	Save to the extent permitted in the Schedules to this agreement, CAAM will not commit the Client, or enter into any commitment which may require the Client, to supplement the funds in the Portfolio/s (including by borrowing on the Client’s behalf) without the Client’s express consent. If the Schedules contemplate that CAAM may so commit the Client, CAAM shall be entitled and authorised to enter into any such commitment on the Client’s behalf subject to the restrictions and limitations (if any) stated in the Schedules. If CAAM enters into any such commitment pursuant to the Schedules, or otherwise with the Client’s consent, the Client agrees that it shall or shall procure that the relevant Custodian shall promptly supplement the Portfolio (whether by using available funds or by borrowing under bank facilities or otherwise) and settle the obligations entered into on the Client’s behalf.

5.8	Without limiting its discretionary authority under this agreement, CAAM may be requested by the Client to give general or specific advice to the Client either in respect of investment strategy for the Portfolio or otherwise. If CAAM agrees to give any such advice, it will be so given subject to any additional terms, conditions or limitations agreed between the parties. Any such advice will be given by CAAM in good faith, but without any responsibility whatsoever on the part of CAAM if the Client elects not to act in accordance with any advice given or if economic, market or other circumstances change after the advice is given or if any advice is given wholly or partly on the basis of inaccurate, misleading or incomplete information provided by the Client.

6.	CUSTODY, SETTLEMENT AND CASH

6.1	The investments held in the Portfolio (including any uninvested cash) shall be held by custodians appointed by the Client (the “Custodian”) which expression shall include any custodian which holds all or any investments comprised in the Portfolio during the currency of this agreement. Certain details of the first Custodian are specified in Schedule 4. The Custodian will be responsible for such investments, including their registration and the retention of any documents of title, for settling and clearing transactions effected by CAAM and for collecting and crediting all increments, income, redemption monies and accruals to the Portfolio. CAAM shall not be responsible for the Custodian or for the settlement of transactions or safe custody matters and shall not be liable for any act or omission of the Custodian but shall exercise reasonable care and diligence in giving instructions to the Custodian on the Client’s behalf. The Client shall give CAAM not less than 28 days’ prior notice in writing of any proposed change of Custodian and shall include in that notice the details required by Schedule 4 in respect of the proposed Custodian.

6.2	Any agreement with a Custodian shall be on terms reasonably acceptable to CAAM. In particular, any agreement with a Custodian relating to custody of the investments comprised in the Portfolio shall include provisions:

(a)	authorising the Custodian to open bank accounts in the name of the Client on CAAM’s instructions and to act on the instructions of CAAM in respect of payments to and from such accounts, deliveries, receipts, voting and other rights attached to investments contained in the Portfolio and any other matters connected with the Portfolio, provided that cash and securities may not be transferred to accounts other than in the name of the client; and

(b)	instructing the Custodian to provide CAAM with such periodic statements concerning the status of the Portfolio, as CAAM may request from time to time and promptly to notify CAAM of all corporate actions and other events affecting the investments in the Portfolio of which the Custodian has received notice by passing or copying such notices to CAAM

6.3	If requested by the giving of reasonable notice, the Client shall promptly arrange for the execution or production of any documents necessary to carry out transactions effected in accordance with this agreement and the Client shall notify CAAM in the event of an anticipated delay in complying with such request.

6.4	The Client’s investments may be held in the name of the Custodian or its nominee.

6.5	CAAM acknowledges that the trustees of the Premiums Trust Funds and the Custodian may be subject to or required to comply with orders or directions made by the Society of Lloyd’s (“Lloyd’s”) in respect of the Portfolio or any part thereof and that the Custodian may be required to act, or omit to act, following receipt of any such direction or order. CAAM acknowledges that any instruction given to the Custodian from time to time shall be subject to any such order or direction by Lloyd’s in force for the time being.

6.6	The Client’s managed syndicates’ money will be held in the name of the trustees of the Premiums Trust Funds by the Custodian. Accordingly, CAAM does not expect to receive any such monies. In the unlikely event that CAAM does receive such monies, they will be forwarded to the Custodian.

7.	TERMS APPLICABLE TO DEALING

7.1	CAAM may, without prior reference to the Client, effect transactions with or for the Client in respect of which CAAM or an Associate of CAAM has directly or indirectly a material interest or where circumstances are such that a potential conflict of interest or duty in relation to the Client may exist which may involve a conflict with CAAM’s duty to the Client. CAAM’s liability to the Client for all matters delegated to an Associate of CAAM shall not be affected thereby, but neither CAAM nor any Associate shall be liable to account to the Client for any profit, commission or remuneration made, or received from, or by reason of such transactions or any connected transactions. For example, such potential conflicting interests or duties may arise because:

(i)	CAAM and/or its Associates may be interested in a company or investment in which the Client is also interested;

(ii)	CAAM and/or any of its Associates may deal with or for the Client when it is also dealing as agent for other customers, or the relevant Associate is also dealing as principal or as agent for other customers;

(iii)	CAAM may deal on the Client’s behalf in securities issued by an Associate or by another customer of CAAM or of an Associate;

(iv)	CAAM may deal on the Client’s behalf in relation to an investment in respect of which CAAM or an Associate may benefit from a commission, fee, mark-up or mark-down payable otherwise than by the Client;

(v)	CAAM may deal in shares, units or other securities issued by collective investment schemes of which CAAM or any of its Associates are adviser, trustee or depositary; and/or

(vi)	CAAM may deal in the securities of a company for which an Associate has underwritten, managed or arranged an issue within the period of 12 months before the date of the transaction.

7.2	Except to the extent required by the agreement, CAAM shall not specifically disclose any such material interest to the Client and may retain any remuneration earned in that connection. Nevertheless, CAAM operates a policy of independence under which its employees are required to disregard any material interest or conflict of interest when advising, or dealing for, the client.

7.3	CAAM will ensure fair treatment for the Client in relation to the material interests and conflicts of interest referred to above by relying on a policy of independence (under which officers and employees of CAAM are required to disregard the interests of CAAM and its Associates when making decisions or giving advice relating to investments comprised in the Portfolio) and by the maintenance of effective internal arrangements known as “Chinese walls” between CAAM and certain of its Associates.

7.4	Subject to the FSA Rules, CAAM may aggregate orders for the Client with those of other Clients where it believes that it is unlikely that it will work to the Client’s disadvantage even though it may do in relation to a specific transaction.

7.5	CAAM maintains a best execution policy in accordance with the FSA Rules. A summary of this policy is included at Schedule 8. In signing this agreement the Client agrees to CAAM’s best execution policy and specifically that CAAM may effect transactions outside a regulated market or multilateral trading facility. The Client also agrees to CAAM providing certain information on its execution policy via email or fax.

7.6	Subject as stated in this clause 7, CAAM will comply with all applicable laws and regulations concerning the disclosure of CAAM’s remuneration and with all relevant terms of the agreement.

7.7	Neither the relationship between the parties nor any of the services provided by CAAM under the agreement will give rise to any fiduciary or equitable duties on the part of CAAM which would oblige CAAM to accept responsibilities more extensive than those set out herein or which would prevent or hinder CAAM or any Associate from doing any of the things referred to in clause 7.1.

8.	LIABILITY AND INDEMNITY

8.1	No claim shall be made against CAAM or any Associate acting as delegate in accordance with clause 5.6 or any of their respective officers or employees or agents (together with CAAM called “Indemnified Persons” and each an Indemnified Person) to recover any damages, losses, costs or expenses which the Client may suffer or incur by reason of, or arising out of, the carrying out by CAAM or on its behalf of its obligations and services under this agreement unless such damage, loss, cost, or expense is caused by the negligence, wilful default or fraud of the Indemnified Person concerned, or by a breach of this agreement or of the Financial Services and Markets Act 2000 or the regulatory system (as defined in the FSA Rules) by the Indemnified Person concerned.

8.2	CAAM accepts no liability (whether in negligence or otherwise) for any default or non-performance by the Client or the Custodian or any counterparties or brokers, provided that CAAM has not acted negligently or in bad faith in selecting or using the services of any such broker or counterparty. If any broker or counterparty selected by CAAM should fail to deliver any necessary documents or fail to account for any transaction or investments, CAAM shall (with the Client’s prior written approval) take such steps on the Client’s behalf as appear to CAAM to be reasonable to recover such documents or investments, or any sums due, or compensation in lieu thereof, but (subject to any liability under clause 8.1 and this clause) shall not be liable for such failure if such steps are taken. All reasonable costs and expenses properly incurred by CAAM shall be charged to the Portfolio.

8.3	The Client shall at all times keep each of the Indemnified Persons fully and effectively indemnified (on an after tax basis) against any claims which may be made against them by third parties and any liabilities, charges, demands, proceedings, costs, or expenses whatsoever which any of them may suffer pay or incur as a result of, or in connection with, CAAM’s services under this agreement, except to the extent that the same is caused by the negligence, wilful default or fraud of the Indemnified Person concerned or by a breach of this agreement or of the Financial Services and Markets Act 2000 or the regulatory system (as defined in the FSA Rules) by the Indemnified Person concerned.

8.4	CAAM shall inform the Client, as soon as reasonably practicable, of any third party claim arising as a result of the performance of its obligations hereunder and may, at the Client’s request, refer the conduct of such claim to the Client provided that such a referral does not invalidate any policy of insurance maintained by CAAM and only to the extent that such claim relates solely to the Client and not to any other Client of CAAM.

8.5	No warranty is given by CAAM as to the performance or profitability of the Portfolio or any part of it. CAAM is not liable in respect of any failure of the Portfolio to meet any targeted returns stated in Schedule 2 or otherwise.

9.	REPRESENTATIONS

9.1	The Client represents, warrants and undertakes to CAAM that:

(a)	it has power to enter into this agreement and to enter into the transactions this agreement contemplates, and that this agreement has been duly authorised, executed and delivered by the Client and constitutes its valid and binding obligation, enforceable against the Client (including these to be entered into by CAAM as its agent) and neither the Client’s entry into this agreement nor the exercise by CAAM of its discretions or powers under this agreement will violate, or result in any default under, any contract or other agreement or instrument to which the Client is a party, or any statute or rule, regulation or order of any government agency or body applicable to the Client;

(b)	it has obtained all requisite consents and approvals to its entry into this agreement;

(c)	it shall not deal, except through CAAM, with any of the investments in the Portfolio or authorise anyone else so to deal;

(d)	any information which it has provided to CAAM in relation to its status including, in particular, its residence and domicile for taxation purposes, is complete and correct in all material respects and the Client agrees to provide any further information properly required by any competent authority;

(e)	it shall notify CAAM forthwith if there is any material change in any information referred to in paragraph (d); and

(f)	the Portfolio is and shall during the continuance of this agreement remain beneficially owned by the Client free from all liens, charges, options, encumbrances and third party rights whatsoever, other than any such encumbrances and rights which are referred to in Schedule 1 or which are validly created or conferred by CAAM on behalf of the Client in accordance with this agreement.

9.2	CAAM represents, warrants and undertakes to the Client that it has power to enter into this agreement and to enter into the transactions this agreement contemplates, and that this agreement has been duly authorised, executed and delivered by CAAM and constitutes its valid and binding obligation, enforceable against CAAM and neither CAAM’s entry into this agreement nor the exercise by CAAM of its discretions or powers under this agreement will violate, or result in any default under, any contract or other agreement or instrument to which CAAM is a party, or a statute or rule, regulation or order of any government, agency or body applicable to CAAM.

10.	FORCE MAJEURE AND SUSPENSION OF SERVICES

In the event of any failure, interruption or delay in performance of CAAM’s obligations under this agreement resulting from acts, events or circumstances not reasonably within CAAM’s control, including, but not limited to, industrial disputes, acts or regulations of any government or supranational bodies or authorities or securities exchanges or the breakdown, failure or malfunction of any telecommunications or computer service, CAAM shall not be liable, or have any responsibility of any kind, for any loss or damage thereby incurred or suffered by the Client. CAAM shall, however, take such steps (if any) as are reasonable in the circumstances to avoid or minimise loss suffered, or which would otherwise have been suffered, by the Client.

11.	CLIENT INFORMATION

11.1	CAAM will send to the Client the confirmations and reports referred to in Schedule 5.

11.2	The basis of the valuation and any measure of performance to be included in periodic statements shall be as set out in Schedule 5.

12.	FEES, EXPENSES AND RIGHTS OF SET-OFF

12.1	CAAM’s compensation for services shall be calculated and paid in accordance with Schedule 6. Any change to the fee structure in the future will be the subject of consultation between CAAM and the Client before being formally notified to the Client in writing in accordance with the provisions of clause 14. It will be subject to not less than 30 days notice.

12.2	The Client shall be responsible for the prompt payment or reimbursement to CAAM of any commissions, transfer fees, registration fees, taxes and similar liabilities and costs relating to investments comprised in the Portfolio or transactions effected by CAAM under this agreement.

12.3	Interest shall be payable on late payment of fees from (and including) the thirtieth day following the invoice date at a rate of LIBOR plus 1% per annum.

13.	TERMINATION

13.1	Subject to clause 13.5, this agreement may be terminated at any time by the Client by 30 days’ written notice to CAAM, and by CAAM by 90 days’ written notice to the Client.

13.2	The termination of this agreement shall not in any way affect any accrued rights or liabilities intended to survive termination or any of the indemnities contained in this agreement, or any transaction initiated prior to such termination. CAAM shall complete expeditiously all transactions in progress at termination, but CAAM shall be under no obligation to recommend any further action with regard to the Portfolio.

13.3	The Client undertakes to co-operate fully in the completion of any transactions in progress at termination and not to withdraw the Custodian’s authorisation to act on CAAM’s instructions in respect of such transactions.

13.4	Termination shall be without penalty or other additional payment save that the Client shall pay any additional expenses necessarily incurred by CAAM by reason of the termination of this agreement and shall bear any losses necessarily realised in settling or concluding outstanding obligations.

13.5	If the Client or CAAM (the “Defaulting Party”) commits a material breach of the terms of this agreement and does not remedy the breach within seven days of receipt of written notice of the other party specifying the breach, becomes insolvent or the subject of any winding up resolution or of any winding up order, or if any liquidator, receiver or administrator is appointed or the Client or CAAM otherwise becomes the subject of any equivalent procedures under any similar law, the other party may terminate this agreement by written notice to the Defaulting Party effective immediately upon receipt.

14.	NOTICES AND INSTRUCTIONS

14.1	Instructions and other communications shall be given by the Client verbally (by telephone or in person), in writing, by letter, fax (followed up by letter), e-mail or other electronic means to CAAM at its address as stated at the head of this agreement or at such other address, e-mail address, telephone or fax number as may be notified by CAAM to the Client for the purposes of this agreement. Such notice shall be effective upon receipt of the verbal instruction, letter, fax, e-mail or other electronic communication by CAAM.

14.2	CAAM shall be entitled to rely on the instructions of any person who is, or appears to CAAM to be, a person authorised by the Client to act as the Client’s agent for the purposes of any communication in accordance with Schedule 7 (the “Authorised Signatory List”) as amended from time to time by the Client. CAAM shall not be liable for any actions taken or omitted to be taken in good faith and without negligence pursuant to any communication (or any communication purporting to be such or believed to be such by CAAM) received from the Client.

14.3	CAAM may communicate with the Client verbally (by telephone or in person) or in writing, by letter, fax (followed up by letter), e-mail or other electronic means, except when it is required to communicate by letter under this agreement. CAAM shall communicate with the Client at the address stated at the head of this agreement or such other address, e-mail address or telephone or fax number as may be notified by the Client to CAAM for the purposes of this agreement. Such notice shall be effective upon receipt of the verbal communication, letter, fax, email or other electronic communication by the Client.

14.4	The Client understands and accepts that e-mail and other electronic means of communication may be an insecure and not wholly reliable method of communication and agrees that, notwithstanding anything to the contrary in this agreement, CAAM will not be liable to the Client due to circumstances beyond its reasonable control for any loss, cost or damage incurred by the Client as a result of communication by e-mail or other electronic means which is intercepted, delayed, corrupted, not received or received by a person or persons other than the intended addressee/s. However, where a CAAM employee thinks this has happened s/he will try to confirm the communication with the Client.

14.5	Where the Client gives any instruction or communication to the Custodian in respect of the Portfolio it shall either copy the instruction or the communication to CAAM at the same time, or shall procure that the Custodian promptly does so.

14.6	CAAM shall not be obliged to follow any instructions given by the Client which CAAM believes on reasonable grounds are or may be unlawful and shall notify the Client accordingly.

15.	TAXATION

15.1	The Client and its professional tax advisers, and not CAAM, shall be responsible for the management of the Client’s affairs for tax purposes. Accordingly, CAAM will not take into account the Client’s personal tax position when making investment decisions.

15.2	CAAM may, if obliged to do so under any applicable regulation deduct or withhold all forms of tax (whether in the UK or elsewhere whenever imposed) from any payment. In accounting for tax or making deductions or withholdings of tax, CAAM or the Custodian may estimate the amounts concerned. Any excess of such estimated amounts over the final confirmed liability shall be credited to the Portfolio or sent to the Client as soon as practical thereafter. The Client hereby undertakes to pay to CAAM any shortfalls arising in respect of any payments for tax made by CAAM on the Client’s behalf and this undertaking shall be deemed to be a continuing obligation of the Client notwithstanding termination of this agreement.

16.	COMPLAINTS AND COMPENSATION

16.1	CAAM maintains procedures in accordance with the FSA’s Rules for the effective consideration and handling of client complaints. All formal complaints should in the first instance be made in writing to CAAM’s Compliance Officer in accordance with clause 14. Complaints will be considered promptly by the Compliance Officer in conjunction with a Director of CAAM who is not personally involved in the subject matter of the complaint. The Client has no right to complain to the Financial Ombudsman Service since it is a professional client.

16.2	The Client is not entitled to compensation from the Financial Services Compensation Scheme in the event that CAAM cannot meet its obligations. Further information is available from CAAM’s Compliance Officer.

17.	MONEY LAUNDERING

17.1	The Client acknowledges that, in order to comply with legal and regulatory requirements, CAAM may require evidence of the identity of the Client and/or its regulatory status. If the Client does not provide CAAM with satisfactory documentation, CAAM may not be able to continue to deal with the Client.

17.2	The Client represents that the funds entrusted for management are of legal source and do not originate from an illegal activity according to the legislation to which the Client is subject. The Client further represents that it is fully aware of the specific restrictive measures directed against certain persons and entities with a view to combating terrorism, in particular pertaining to United Nations Resolutions, the Council Regulation (EC) No 2580/2004 of 27 December 2001, the related European decisions and the Council Regulation (EC) No 881/2002 of 27 May 2002 and warrants on an ongoing basis that to the best of its knowledge no investment will be made under this Agreement on behalf of those persons and entities.

17.3	The Client accepts, agrees and acknowledges that CAAM is subject, and strictly adheres, to all applicable anti-money laundering laws. Thus CAAM may, in appropriate circumstances, delay acting on the Client’s instructions effecting payments/ transactions and/ or otherwise and in such instances CAAM bears no liability whatsoever for any losses suffered and/ or incurred by the Client or otherwise.

18.	GENERAL PROVISIONS

18.1	Telephone conversations between CAAM and the Client may be recorded.

18.2	CAAM may amend this agreement by sending the Client a written notice describing the relevant changes in order to alter any provision which is contrary to or inconsistent with law or the FSA Rules and/or to add any provision which is required by law or the FSA Rules. Such changes will become effective on receipt by the Client. The Client may unilaterally amend the Authorised Signatory List by notice signed by two signatories from the Authorised Signatory List, such amendment to take effect upon receipt by CAAM. Any other amendment to this agreement shall be made by written agreement between the parties.

18.3	No assignment of this agreement may be made by either party without the written consent of the other party.

18.4	This agreement, including its Schedules (as amended from time to time) constitutes the entire agreement of the parties with respect to the management of the Portfolio. Neither of the parties has entered into this agreement in reliance upon any representation, warranty or undertaking (whether written or oral) which is not set out or referred to in this agreement.

18.5	All references to this agreement mean the agreement as it is varied from time to time and include the Schedules (as so varied).

18.6	Save as otherwise agreed between them in writing, the parties to this agreement will at all times keep confidential its terms and all information acquired in consequence of it, except for information which they may be entitled or bound to disclose under compulsion of law, where requested by regulatory bodies or governmental agencies, or to their professional advisers where reasonably necessary for the performance of their professional services. CAAM may also disclose such information to an Associate in the ordinary course of business, who will be obligated to respect the confidentiality of such information. This obligation shall survive termination of this agreement.

18.7	This agreement shall become effective on its date or such later date as the parties may agree in writing.

18.8	The illegality, invalidity or unenforceability of any provision of this agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision. Nothing in this agreement shall exclude or restrict any duty or liability to the Customer which CAAM has under the Financial Services and Markets Act 2000 or the regulatory system.

18.9	In this agreement, the singular shall include the plural and vice versa and the headings shall not affect interpretation.

18.10	This agreement may be executed in counterparts, but shall not be effective until each party has signed at least one counterpart. Each counterpart shall be deemed to be an original, but all of them when taken together shall constitute one and the same instrument.

18.11	Unless the context otherwise requires, words and expressions defined in the FSA Rules shall have the same meaning in this agreement.

18.12	Any of the Indemnified Persons (as defined in clause 8.1) shall be entitled to enforce rights under this agreement which are expressed to be for their benefit. Except to that extent, no third party shall have any rights to enforce any provision of this agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise.

19.	LAW AND JURISDICTION

This agreement shall be construed in accordance with and governed by English law and the English courts are to have exclusive jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement for which purpose all parties agree to submit to the jurisdiction of the English courts.

IN WITNESS WHEREOF this agreement has been signed by CAAM and the Client.

SIGNED by	/s/ Lance Gibbins	Name:	Lance Gibbins
for and on behalf of:
IMAGINE SYNDICATE MANAGEMENT LIMITED		Date:	21st January 2008

SIGNED by	/s/ Bruno Crastes	Name:	Bruno Crastes
for and on behalf of:
CREDIT AGRICOLE ASSET MANAGEMENT (UK) LIMITED		Date:	28th January 2008